Table of Contents

ARTICLE 1 PURCHASE AND SALE OF ASSETS 2

1.1 Purchased Assets. 2

1.2 Excluded Assets. 3

1.3 Assumption and Exclusion of Liabilities. 3

1.4 Accounts Receivable. 4

1.5 Instruments of Conveyance. 4

1.6 Nondelivered Assets. 4

ARTICLE 2 PURCHASE PRICE; OTHER CONSIDERATION 4

2.1 Purchase Price. 4

2.2 Apportionments. 5

2.3 Allocation of Purchase Price. 5

2.4 Transaction Related Costs and Taxes. 5

2.5 Closing Purchase Price Escrow. 6

2.6 Set-Off. 6

ARTICLE 3 SELLERS' REPRESENTATIONS AND WARRANTIES 6

3.1 Organization; Material Affiliates. 6

3.2 Power and Authority. 8

3.3 Authorization; No Breach. 8

3.4 Absence of Undisclosed Liabilities. 8

3.5 Operations Information; Financial Statements. 9

3.6 Title and Condition of Properties. 10

3.7 Tax Matters. 11

3.8 Contracts and Commitments. 12

3.9 Litigation; Proceedings. 14

3.10 Brokerage. 14

3.11 Governmental Consent, etc. 14

3.12 Employees. 14

3.13 Employee Benefit Plans. 14

3.14 Compliance with Laws. 15

3.15 Environmental Matters. 15

3.16 Airport and Other Regulatory Matters. 16

3.17 Affiliate Transactions. 17

3.18 Intellectual Property. 17

3.19 Insurance. 17

3.20 Inventory. 18

3.21 Supplier and Customer Relationships. 18

3.22 Operations of the Business. 18

3.23 Consents. 19

3.24 Other Information. 19

ARTICLE 4 PURCHASER'S REPRESENTATIONS AND WARRANTIES 19

4.1 Corporate Organization and Power. 19

4.2 Authorization and Enforceability. 19

4.3 No Violation. 20

4.4 Brokerage. 20

4.5 Litigation. 20

ARTICLE 5 PRE-CLOSING COVENANTS 20

5.1 Affirmative Covenants. 20

5.2 Negative Covenants. 22

5.3 Updates to Disclosure Schedules. 23

5.4 Real Estate Title. 23

5.5 Construction Costs. 24

ARTICLE 6 CLOSING CONDITIONS - PURCHASER 24

ARTICLE 7 CLOSING CONDITIONS - SELLERS 26

ARTICLE 8 CLOSING MATTERS 27

8.1 The Closing. 27

8.2 Actions to Be Taken at the Closing. 27

8.3 Closing Documents. 27

8.4 Nonassignable Assumed Contracts. 31

8.5 Possession. 31

8.6 Efforts to Consummate Closing Transactions. 31

ARTICLE 9 INDEMNIFICATION 31

9.1 Indemnification by Sellers. 31

9.2 Indemnification by Purchaser. 32

9.3 Method of Asserting Claims. 32

9.4 Limits on Indemnification. 33

9.5 Survival. 33

9.6 Sole Remedy. 34

9.7 Tax Treatment and Indemnity Payments. 34

ARTICLE 10 TERMINATION 34

10.1 Termination. 34

10.2 Effect of Termination. 35

ARTICLE 11 ADDITIONAL AGREEMENTS 35

11.1 Press Release and Announcements. 35

11.2 Expenses. 35

11.3 Confidentiality. 35

11.4 Remittances. 35

11.5 Employees of Sellers. 36

11.6 Further Assurances. 36

11.7 Reports to Sterling FBO Holdings 36

ARTICLE 12 MISCELLANEOUS 37

12.1 Amendment and Waiver. 37

12.2 Notices. 37

12.3 Assignment. 38

12.4 Severability. 38

12.5 Representation by Counsel. 38

12.6 Captions. 39

12.7 Complete Agreement. 39

12.8 Counterparts. 39

12.9 Governing Law. 39

12.10 Gender, Number, "including." 39

EXECUTION COPY

ASSET PURCHASE AGREEMENT

by and among

TRAJEN FLIGHT SUPPORT, LP,

STERLING FBO HOLDINGS, INC.,

GREELEY FBO, L.L.C.,

CASPER JET CENTER, L.L.C.,

FORT WORTH JET CENTER, INC.,

and

STERLING-FORT WORTH JC, LP

Dated as of February 26, 2003

EXECUTION COPY

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of February 26, 2003 (the

"Effective Date") is entered into by and among Trajen Flight Support, LP, a Delaware limited partnership ("Purchaser"), Sterling FBO Holdings, Inc., a Nevada corporation ("Sterling FBO

Holdings"), Greeley FBO, L.L.C., a Texas limited liability company ("Greeley FBO"), Casper Jet

Center, L.L.C., a Wyoming limited liability company ("Casper Jet Center"), Fort Worth Jet

Center, Inc., a Texas corporation (d/b/a Tucson Jet Center) ("Tucson Jet Center"), and

Sterling-Fort Worth JC, LP, a Texas limited partnership ("Sterling Fort Worth" and collectively with Sterling FBO Holdings, Greeley FBO, Tucson Jet Center and Casper Jet Center, the

"Sellers" and each, a "Seller").

RECITALS

A. Greeley FBO owns and operates the fixed base flight support operations for commercial,

private, military and governmental aircraft at an airport in Greeley, Colorado (the "Greeley

Airport") d/b/a Gate One Greeley. Casper Jet Center owns and operates the fixed base flight support operations for commercial, private, military and governmental aircraft at an airport in

Casper, Wyoming ("Casper Airport") d/b/a/ Gate One Casper. Sterling Fort Worth operates the fixed base flight support operations for commercial, private, military and governmental aircraft at an airport in Fort Worth, Texas ("Ft. Worth Airport") d/b/a Gate One Fort Worth. Tucson Jet

Center operates the fixed base flight support operations for commercial, private, military and governmental aircraft at an airport in Tucson, Arizona ("Tucson Airport") d/b/a Gate One

Tucson. The facilities at Greeley Airport, Casper Airport, Ft. Worth Airport and Tucson Airport

are collectively referred to herein as the "Sterling FBO Facilities." The Sellers' business operations relating to the Sterling FBO Facilities are referred to hereinafter as the "Business."

B. Sterling FBO Holdings holds 100% of the equity interests of Greeley FBO, Casper Jet Center,

Tucson Jet Center and Sterling Fort Worth.

C. On the terms and subject to the conditions of this Agreement, Purchaser desires to acquire from the Sellers, and the Sellers desire to sell to Purchaser, certain assets, liabilities, properties and Business relating to the Sterling FBO Facilities.

Unless herein defined, all capitalized terms shall have the meanings specified for such terms in

Appendix I, applicable to both the singular and plural of the terms therein defined.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties herein contained, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF ASSETS

1.1 Purchased Assets.

At the Closing, on and subject to the terms and conditions of this Agreement, Purchaser shall purchase from the Sellers, and the Sellers shall sell, convey, assign, transfer and deliver to

Purchaser, the Purchased Assets. The Purchased Assets include the following assets, provided,

however, that the Purchased Assets shall not include any of the Excluded Assets:

(a) all prepaid expenses and prepaid customer and vendor deposits of the Business;

(b) all inventories, parts and related supplies (including fuel supplies) of the Business, including those set forth on Schedule 1.1(b) (collectively, the "Inventory");

(c) all interests in real estate (the "Real Property"), including land, buildings, buildings under construction (specifically the building under construction at the Greeley Jet Center), buildings to be constructed (specifically the building to be constructed at the Tuscon Jet Center), fixtures,

structures and other improvements and easements and rights of way of the Business, whether owned in fee or leased;

(d) all interests in plant, machinery and equipment (including all operating equipment and all shop and maintenance equipment), fixtures, fittings, furniture, leasehold improvements,

automobiles, trucks, tractors, rolling stock and other vehicles, tools, spare parts and supplies and other tangible personal property of the Business, whether owned, leased or otherwise (including items that have been fully depreciated or expensed), including all that set forth on Schedule

3.6(c) (the "Equipment");

(e) all licenses, permits, warranties, consents, orders, registrations, privileges, franchises,

memberships, certificates and approvals required to operate the Business and the Sellers'

operations at the Sterling FBO Facilities;

(f) true and correct copies of all lists and records pertaining to local customers, suppliers,

distributors, personnel and agents and all other books, ledgers, files, documents, correspondence,

plats, architectural plans, drawings and specifications and business records of every kind and nature (other than medical records of employees) of each Seller related to the Business

(collectively, the "Sellers' Records");

(g) all goodwill of the Business as a going concern;

(h) all leases, contracts, agreements, contract rights, license agreements, purchase and sales orders, quotations and other executory commitments of any Seller entered into in connection with the conduct of the Business, all of which are listed on Schedule 1.1(h) (together with the

Real Property Leases and the Landlord Property Leases, the "Assumed Contracts");

(i) all interest in and to telephone numbers and all listings pertaining to Sellers' operations at each of the Sterling FBO Facilities in all telephone books and other directories;

(j) all interest in and to all domain names, web sites and url addresses associated with and pertaining to the Business and all Sterling FBO Facilities, except for all domain names, web sites and url addresses that pertain to GateOne;

(k) all Intellectual Property of each Seller relating to the Business of the Sterling FBO Facilities;

(l) all claims, rights and causes of action against third parties (including insurance carriers,

indemnitors, suppliers and service providers) of the Business for periods up to the Closing Date;

and

(m) all other assets not referred to above that are either listed or reflected on the Financial

Statements or reflected in Schedule 3.5 or acquired by any Seller in the ordinary course of business (except for such assets which have been sold or otherwise disposed of in the ordinary course of business).

1.2 Excluded Assets.

Notwithstanding the foregoing, all of the assets set forth on Schedule 1.2 (the "Excluded

Assets") are expressly excluded from the purchase and sale contemplated hereby and, as such, are not included in the Purchased Assets.

1.3 Assumption and Exclusion of Liabilities.

Except for the obligations of the Purchaser under the Assumed Contracts arising after the

Closing Date and with respect to periods after the Closing Date, and those liabilities specifically listed on Schedule 1.3 (collectively, the "Assumed Liabilities"), the Sellers shall retain, and

Purchaser shall not assume, any other liabilities, obligations or undertakings of the Sellers of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown, due or to become due, unliquidated or otherwise (collectively, the "Excluded Liabilities") including any liabilities relating to (a) accounts payable of the Business, (b) all accrued liabilities and debts owed to third parties by the Sellers or their Affiliates, (c) Taxes with respect to or attributable to the Purchased Assets for all taxable periods, or any portion thereof, up to and including the

Closing Date and Taxes with respect to or attributable to the properties or operations of any

Seller other than the Business or the Purchased Assets, (d) any liabilities associated with the

Excluded Assets, (e) any liabilities associated with the Purchased Assets that arose or relate to events that occurred prior to the Closing Date (including liabilities arising under Environmental

Laws), (f) all liabilities related to employees, including benefits and accrued vacation, for periods prior to the Closing Date, and (g) all of the liabilities, obligations and undertakings of any Seller arising prior to the Closing Date and not expressly assumed by Purchaser in connection with the

Assumed Contracts. On the Closing Date, Purchaser shall assume and agree to pay, defend,

discharge and perform as and when due all of the Assumed Liabilities and any liabilities associated with the Purchased Assets that relate to events that occur after the Closing Date.

1.4 Accounts Receivable.

Subject to the terms and conditions of this Agreement, on the Closing Date, Sellers shall convey, assign, transfer and deliver to Purchaser the accounts receivable of the Business, as of the Closing Date, in the amounts identified in Schedule 1.4 (the "Accounts Receivable").

Purchaser shall use commercially reasonable efforts to collect Accounts Receivable. In the event

Purchaser is, in its reasonable determination, unable to collect all or any part of one or more

Accounts Receivable within ninety (90) days of the Closing Date, Purchaser shall have the right to reconvey such Accounts Receivable to the Sellers, without recourse, and the amounts of such reconveyed Accounts Receivable shall result in an equal reduction of the Purchase Price.

Purchaser shall have the right to offset any such reduction from the Escrow Amount or request payment from the Sellers of such amount. The Sellers shall pay any amount so requested within ten (10) business days of their receipt of such request.

1.5 Instruments of Conveyance.

The sale, conveyance, assignment, transfer and delivery of the Purchased Assets will be effected by the execution and delivery by the Sellers and Purchaser of such deeds, bills of sale,

assignment and assumption agreements, patent and trademark assignments, and other instruments of transfer, all dated as of the Closing and reasonably satisfactory to Purchaser, as shall be necessary to effectively vest in Purchaser good and marketable title in the Purchased Assets (the

"Instruments of Conveyance").

1.6 Nondelivered Assets.

Notwithstanding anything else contained in this Agreement, in the event that a Purchased Asset is not delivered by the Sellers to Purchaser at Closing (a "Nondelivered Asset"), the Sellers shall deliver such Purchased Asset to Purchaser as soon as the Sellers have actual knowledge of the existence of such Nondelivered Asset.

ARTICLE 2

PURCHASE PRICE; OTHER CONSIDERATION

2.1 Purchase Price.

(a) In addition to the assumption of the Assumed Liabilities, the Purchase Price for the Purchased

Assets, the Accounts Receivable and all obligations of the Sellers hereunder shall be the sum of

$9,229,106.48 (the "Purchase Price"). Subject to the terms and conditions of this Agreement, the

Purchase Price shall be allocated pursuant to Section 2.1(b). The Purchase Price, less the Escrow

Amount, shall be paid by wire transfer in immediately available funds to the Sellers at Closing.

(b) Any payment of Purchase Price or any other amounts due to the Sellers under this Agreement shall be paid to Sterling FBO Holdings and allocated in the following manner: 9% to Greeley

FBO, 24% to Casper Jet Center, 32% to Sterling Fort Worth, and 35% to Tucson Jet Center.

2.2 Apportionments.

The following items shall be apportioned as of 11:59 p.m., Central Time, on the day of the

Closing: (a) real estate and personal property taxes, sewer rents and charges and other state,

county and municipal taxes, any other Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date and assessments and charges affecting the Business; (b) rents and other payments under any of the Assumed

Liabilities; and (c) charges for water, electricity, gas, oil, steam and all other utilities (except to the extent disposed of by final billing to the Sellers), all such items prior to such time being for the account of the Sellers and all such items after such time being for the account of Purchaser.

At the Closing, the Sellers or Purchaser, as the case may be, shall deliver to the other a check for the net amount owing under this section. If any such item cannot accurately be apportioned at the Closing or if it is incorrectly apportioned at the Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing

Date or the date on which the apportionment error is discovered, as applicable. Any amount due as a result of such reapportionment shall be paid within thirty (30) days of the final determination of such amount.

2.3 Allocation of Purchase Price.

With regard to all Taxes, the allocation of the Purchase Price to the Purchased Assets shall be in accordance with their fair market value and shall be consistent with Section 1060 of the Internal

Revenue code of 1986, as amended and the regulations thereunder (the "Code"). The parties shall use their best efforts prior to Closing to reach an agreement on such allocation, but such agreement shall not be a condition of the Closing. If no agreement is reached within thirty days after the Closing, Purchaser shall have the right to refer such matter to a nationally recognized firm of independent public accountants agreed upon by Purchaser and the Sellers. The determination made by such firm shall be conclusive and non-appealable. The fees and disbursements of such firm shall be borne equally by Purchaser and the Sellers. The Sellers and

Purchaser shall timely file a Form 8594 with the Internal Revenue Service in connection therewith. For purposes of the Code, the Sellers and Purchaser agree to report the transactions contemplated by this Agreement in a manner consistent with such allocation. In addition,

Purchaser and the Sellers agree to provide each other with their respective Federal Tax

Identification numbers at Closing for purposes of reporting this transaction to the Internal

Revenue Service.

2.4 Transaction Related Costs and Taxes.

The Sellers shall bear costs relating to the assignment of the FBO Lease and obtaining the

Estoppel Certificate. The cost of Title Insurance shall be borne equally by Purchaser and the

Sellers. The Sellers shall also be responsible for all income and gains Taxes payable in connection with the transfer of the Business and the Purchased Assets to Purchaser. The Sellers,

other than Sterling Fort Worth, agree to reimburse Purchaser for any sales tax paid by Purchaser

(whether, without limitation, in the form of a settlement, assessment, or judgement) in connection with Purchaser's acquisition of the Purchased Assets.

2.5 Closing Purchase Price Escrow.

On the Closing Date, Purchaser shall pay the sum of $169,000 (the "Escrow Amount") into an escrow account with a third party escrow agent reasonably acceptable to Purchaser and the

Sellers (the "Escrow Agent"). The Escrow Amount shall be available to reimburse Purchaser for

(a) the payment of any Excluded Liabilities for which Purchaser may become liable, (b)

reimbursement for any Accounts Receivable which Purchaser reconveys to the Sellers, (c) to reserve against any Losses for which any Purchaser Indemnified Party is entitled to indemnification by the Sellers under the terms of Article 9 of this Agreement (any such reimbursable amount referred to herein as a "Purchaser Reimbursable") for the period specified in the Escrow Agreement. The Escrow Amount shall be held, administrated and distributed by the Escrow Agent in accordance with an escrow agreement which shall be executed and delivered by Purchaser, the Sellers and Escrow Agent at the Closing in the form of Exhibit A to this Agreement (the "Escrow Agreement").

2.6 Set-Off.

If the Escrow Amount is insufficient to reimburse Purchaser for any Purchaser Reimbursable,

the Purchaser shall be entitled, in addition to any other right or remedy it may have against the

Sellers, to exercise rights of set-off against any amounts due and payable to the Sellers or an

Affiliate under this Agreement or any other agreement or instrument executed and delivered by

Purchaser or the Sellers or an Affiliate of either related to the purchase and sale of the Purchased

Assets or the purchase and sale of the Austin Facility.

ARTICLE 3

SELLERS' REPRESENTATIONS AND WARRANTIES

Each Seller jointly and severally represents and warrants to the Purchaser that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the

Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set forth on the disclosure schedule delivered by the Sellers to the Purchaser on the date hereof

(the "Disclosure Schedule"), provided that any such exceptions in the Disclosure Schedule shall refer with particularity to the section of this Agreement to which such exception is intended to apply.

3.1 Organization; Material Affiliates.

(a) Sterling FBO Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to do business and in good standing in each jurisdiction identified on Schedule 3.1(a), which includes each jurisdiction where failure to be so qualified could have or result in a Material Adverse Effect on the Business. Each of

Sterling FBO Holdings' Material Affiliates is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and in good standing in each jurisdiction identified on Schedule 3.1(a), which indicates each jurisdiction where failure to be so qualified could have or result in a Material Adverse Effect on the Business. Sterling FBO

Holdings has delivered to Purchaser complete and correct copies of the articles of incorporation,

bylaws and other organizational documents and all amendments thereto of each of Sterling FBO

Holdings and all Material Affiliates.

Greeley FBO is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business and in good standing in each jurisdiction identified on Schedule 3.1(a), which includes each jurisdiction where failure to be so qualified could have or result in a Material Adverse

Effect on the Business. Greeley FBO has delivered to Purchaser complete and correct copies of the articles of organization, regulations and other organizational documents and all amendments thereto of Greeley FBO.

Casper Jet Center is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wyoming and is duly qualified to do business and in good standing in each jurisdiction identified on Schedule 3.1(a), which includes each jurisdiction where failure to be so qualified could have or result in a Material Adverse

Effect on the Business. Casper Jet Center has delivered to Purchaser complete and correct copies of the articles of organization, operating agreement, regulations and other organizational documents and all amendments thereto of Casper Jet Center.

Sterling Fort Worth is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business and in good standing in each jurisdiction identified on Schedule 3.1(a), which includes each jurisdiction where failure to be so qualified could have or result in a Material Adverse

Effect on the Business. Sterling Fort Worth has delivered to Purchaser complete and correct copies of the certificate of limited partnership, partnership agreement and other organizational documents and all amendments thereto of Sterling Fort Worth.

Tucson Jet Center is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business and in good standing in each jurisdiction identified on Schedule 3.1(a), which includes each jurisdiction where failure to be so qualified could have or result in a Material Adverse Effect on the Business.

Tucson Jet Center has delivered to Purchaser complete and correct copies of the articles of incorporation, bylaws and other organizational documents and all amendments thereto of Tucson

Jet Center.

(b) Schedule 3.1(b) contains a complete list of all subsidiaries or other Affiliates of the Sellers that own any of the Purchased Assets and any subsidiaries or other Affiliates of the Sellers that participate in any way in the Business (the "Material Affiliates" and each, a "Material Affiliate").

Schedule 3.1(b) correctly identifies the jurisdiction of organization of each Material Affiliate, the type of organization and the percentage of equity interests that each Seller holds of such Material

Affiliate.

3.2 Power and Authority.

Each Seller and each of the Material Affiliates has all requisite power and authority and all licenses, permits and other authorizations necessary to own and operate its properties and to carry on its businesses, including the Business, as now conducted.

3.3 Authorization; No Breach.

The execution, delivery and performance of this Agreement and the other agreements contemplated hereby and consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by each Seller, as appropriate. No vote or other approval or consent of any Seller's shareholders, partners or members, as the case may be, or any other

Person is required for the Sellers to execute, deliver and perform this Agreement and the other agreements contemplated hereby or to consummate the transactions contemplated hereby and thereby. Other than such actions that have already been taken, no partnership, limited liability company, or corporate act or proceeding on the part of any Seller or any Material Affiliate is necessary to authorize the execution, delivery or performance of this Agreement, any other agreement contemplated hereby or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by each Seller and constitutes a valid and binding obligation of such Seller enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by each Seller and the consummation of the transactions contemplated hereby, do not and will not (a) conflict with or result in any breach of any of the provisions of, (b) constitute a default under, result in a violation of, or cause the acceleration of any obligation under, (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the Purchased Assets hereunder, (d) result in the triggering of any rights of first refusal or other similar rights, require any authorization, consent, approval or exemption or require any action by or notice to any court or other governmental body under (i)

the provisions of the certificate of incorporation, bylaws, certificate of organization, regulations,

articles of organization, operating agreement, certificate of limited partnership, partnership agreement, or organizational documents of each Seller, as the case may be, or any Material

Affiliate, (ii) any law, statute, rule, regulation, judgment, order, agreement or decree to which each Seller or a Material Affiliate is subject or by which any of the Purchased Assets or the

Business is bound, or (iii) any partnership, joint venture, contract or other agreement to which each Seller or a Material Affiliate is a party or by which it is bound, in each case, other than where such conflict, default or result would not cause a Material Adverse Effect on the Business or the Purchased Assets.

3.4 Absence of Undisclosed Liabilities.

Neither any Seller nor any Material Affiliate has any material liabilities or obligations relating to the Sterling FBO Facilities, the Business or the Purchased Assets whether accrued, absolute,

contingent, unliquidated or otherwise, whether or not known to any Seller, whether due or to become due, including Taxes.

3.5 Operations Information; Financial Statements.

(a) The Sellers have delivered to Purchaser accurate and complete copies of (i) income and expense statements for the Business as of the end of each calendar month from January 2000 to the Effective Date, (ii) fuel sales receipts, by location, for the Business for each calendar month from January 2000 to the Effective Date (iii) a list of all hangar space, office space, real property and tie-down subleases and the rental rate paid by each such sublessee as of the end of the last month prior to the Effective Date (such operations information and any operations information delivered by the Sellers pursuant to Section 5.1(l) below are collectively referred to herein as the

"FBO Operations Information", and (iv) explanations of non-recurring expense adjustments relating to the ownership and corporate structure prior to Closing for the period from January

2000 to the Effective Date,. The true and complete income and expense statements of the

Business for each month from January 2001 through the Effective Date are attached to Schedule

3.5. Except as disclosed on Schedule 3.5, the FBO Operations Information presents fairly in all material respects the results of operations for the period indicated as applied by the Sellers on a consistent basis. Schedule 3.5 lists all of the assets and liabilities of the Business and will be updated as of the Closing Date to reflect any changes in assets and liabilities from the Effective

Date. All receivables of each Seller reflected on Schedule 3.5 arose from valid transactions in the ordinary course of business. Except for those amounts reserved as uncollectable in the ordinary course of business and noted on Schedule 3.5, all such receivables are collectable.

(b) The Sellers have also delivered to Purchaser (i) audited consolidated balance sheets and statements of income, and cash flow as of and for the fiscal years ended December 31, 2000 and

December 31, 2001 for each of the Sterling FBO Facilities, except for the Greeley, Colorado location, and (ii) unaudited consolidated balance sheets and statements of income, and cash flow as of and for the nine months ended September 30, 2002 for each of the Sterling FBO Facilities

(collectively, the "Financial Statements"). The Financial Statements (including the notes thereto)

have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition, and cash flow of each of the

Sterling FBO Facilities as of such dates and the results of operations for each of the Sterling FBO

Facilities for such periods; provided, however, that the unaudited Financial Statements are subject to normal year-end adjustments (which shall not be material, whether individually or in the aggregate).

(c) As of July 31, 2002, the recurring trailing twelve month EBITDA of the Business was

$1,435,000.

(d) The tangible personal property being transferred to Purchaser by Sterling Fort Worth pursuant to this Agreement constitutes the entire operating assets of Sterling Fort Worth's business as such phrase is used in 151.304(b)(2) of the Texas Tax Code and 3.316(d) of Title 34 of the Texas

Administrative Code. Therefore, Purchaser's acquisition of such tangible personal property

(excluding motor vehicles) is exempt from Texas sales and use taxes as an occasional sale pursuant to 151.304 of the Texas Tax Code and 3.316(d) of Title 34 of the Texas

Administrative Code. Sterling Fort Worth agrees that it will adopt positions that are consistent with the foregoing characterization in any Tax Return, tax audit, tax contest, tax proceeding, or tax ruling request. Sterling Fort Worth further agrees that it will provide Purchaser with written documentation that Purchaser can present to an auditor to assist in establishing the occasional sale exemption set forth in 151.304 of the Texas Tax Code. Sterling Fort Worth agrees to reimburse Purchaser for any sales tax paid by Purchaser (whether, without limitation, in the form of a settlement, assessment, or judgement), in the event that the occasional sales exemption,

provided for by 151.304 of the Texas Tax Code, is found to be inapplicable to Purchaser's acquisition of the Purchased Assets owned by Sterling Fort Worth and transferred to Purchaser pursuant to this Agreement.

3.6 Title and Condition of Properties.

(a) Schedule 3.6(a) contains a list of all the Real Property owned or leased by each Seller in conjunction with the Business indicating whether such property is owned or leased. All leases

(each a "Real Property Lease") for Real Property identified as leased on Schedule 3.6(a) are in full force and effect, and each Seller holds a valid and existing leasehold interest under each Real

Property Lease for the term set forth in Schedule 3.6(a). The Sellers have delivered to Purchaser complete and accurate copies of each Real Property Lease including the FBO Lease, as amended

(if applicable), and no Real Property Lease has been modified from the terms set forth in such copy in any respect. None of the Sellers is or has been, and no other party is or has been, in default under any Real Property Lease, and no party to any Real Property Lease has the right to terminate, accelerate performance under or otherwise modify any Real Property Lease, including upon the giving of notice or the passage of time. The current use of the Real Property does not and has not violated any law, ordinance, regulation or other governmental order, and none of the

Sellers has received notice of any pending or threatened condemnation proceeding or other disposition of any Real Property. No party has repudiated any provision of any Real Property

Lease and there are no, nor have there previously been, any disputes, oral agreements or forbearance programs in effect as to any Real Property Lease. Other than the Permitted

Encumbrances, none of the Sellers has assigned, conveyed or otherwise encumbered any interest in any Real Property Lease in any way.

(b) The Sellers own, or at or prior to Closing will own, good and marketable title, free and clear of all liens, charges, security interests, encumbrances and claims of others whatsoever

(hereinafter referred to as "Liens") other than the Permitted Encumbrances, to all of the

Purchased Assets, including the Real Property, and to all of the personal property and assets shown on Schedule 3.6(c) or located on any of its premises, except Liens for current Taxes not yet due and payable. At the Closing, the Sellers shall convey good and marketable title to all of the Purchased Assets, free and clear of all Liens, other than the Permitted Encumbrances and

Liens for current Taxes not yet due and payable which shall be prorated in accordance with

Section 2.3.

(c) Schedule 3.6(c) contains a complete and accurate list of all Equipment (including its net book value) owned by, in the possession of, or used by each Seller in connection with the Sterling

FBO Facilities or the Business, which has or had an initial book value in excess of $250 per item.

Except as set forth on Schedule 3.6(c), such personal property is (i) owned by the Sellers and not held under any lease, security agreement, conditional sales contract or other title retention or security arrangement, (ii) not subject to any Liens or encumbrances and (iii) is located at the

Sterling FBO Facilities.

(d) The Purchased Assets are sufficient and suitable in quantity, condition and substance to operate the Sterling FBO Facilities and conduct the Business consistent with standards generally followed in the industry.

(e) The Real Property conforms in all material respects with applicable covenants in all building,

zoning, environmental, land use and other laws, ordinances, codes, orders and regulations which affect the Real Property. All necessary occupancy and other certificates and permits for the present lawful use and occupancy of the Real Property have been issued. All notices or orders to correct violations of law, ordinances, codes, orders or regulations issued by any state, county,

municipal or a local department having jurisdiction against or affecting any of the Real Property during any Seller's occupancy or use thereof have been complied with. All such Real Property is accessible from public roads and has access to all utilities and other services necessary to the conduct of the Business at the Real Property as such Business is currently conducted. No dispute as to which any Seller has received notification currently exists with any governmental authority having jurisdiction over the Real Property with respect to any Real Property Law or the application thereof to the Real Property that could have a Material Adverse Effect on the Real

Property or the Business. Neither any Seller nor any Material Affiliate has received any written or oral notice alleging a violation of any easement relating to the Business that has not been cured.

(f) Schedule 3.6(f) contains a list of all hangar space, office space and real property leased or subleased by each Seller to any other party. All leases or subleases, as the case may be (each a

"Landlord Property Lease"), identified on Schedule 3.6(f) are in full force and effect for the term set forth in Schedule 3.6(f). The Sellers have delivered to Purchaser complete and accurate copies of each Landlord Property Lease and no Landlord Property Lease has been modified from the terms set forth in such copy in any respect. None of the Sellers is in nor has been in, and no other party is in nor has been in, default under any Landlord Property Lease, and no party to any

Landlord Property Lease has the right to terminate, accelerate performance under or otherwise modify any Landlord Property Lease, including upon the giving of notice or the passage of time.

The current use of the by the lessee or sublessee under any Landlord Property Lease does not and has not violated any law, ordinance, regulation or other governmental order. No party has repudiated any provision of any Landlord Property Lease and there are no disputes, oral agreements or forbearance programs in effect as to any Landlord Property Lease. Other than the

Permitted Encumbrances, the Sellers have not assigned, conveyed or otherwise encumbered any interest in any Landlord Property Lease in any way.

3.7 Tax Matters.

(a) Except for as listed on Schedule 3.7, each Seller has duly filed, or will file when due, all federal, state, local and foreign Tax Returns required to be filed by such Seller for all periods commencing on or before the Closing Date. All such Tax Returns are accurate and complete,

and each Seller has duly paid, or will pay when due, all federal, state, local and foreign Taxes which are or will become due and payable by such Seller for all periods commencing on or before the Closing Date.

(b) Each Seller has withheld and paid, when due, all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor,

creditor, stockholder or other third party.

(c) There is no action, suit, proceeding, audit, investigation or claim now pending against any

Seller or threatened against any Seller regarding any Taxes. There are no deficiencies or assessment of Taxes from any taxing authority with respect to any Seller, the Business or the

Purchased Assets and there are no ongoing audits or examinations of any of the Tax Returns of any Seller. None of the Sellers has been granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes, and there are no material issues with respect to or attributable to the Purchased Assets that could be raised by any governmental authority. None of the Sellers is a party to any Tax allocation or sharing agreement other than this Agreement and the ancillary agreements hereto. None of the Sellers is nor has ever been a member of an affiliated group filing a consolidated federal income tax return,

and none of the Sellers has any liability for the Taxes of any person under Section 1.1502-6 of the Income Tax Regulations (or any similar provision of state, local or foreign law).

3.8 Contracts and Commitments.

(a) Except as set forth on Schedule 3.8(a), with respect to the Sterling FBO Facilities, Business or

Purchased Assets, none of the Sellers is a party to any contract or agreement:

(i) relating to a bonus, pension, profit sharing, retirement or deferred compensation plan or stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal or severance agreements or arrangements;

(ii) with any labor union;

(iii) relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the Purchased Assets;

(iv) relating to a guarantee of any obligation for borrowed money or otherwise, other than endorsements made for collection in the ordinary course of business;

(v) with respect to the lending or investing of funds to or in other persons or entities;

(vi) with an Affiliate; or

(vii) material to the Business not represented in writing and signed by the parties to such contract.

(b) The list of Assumed Contracts on Schedule 1.1(h) includes each of the following contracts and other agreements (or, in the case of oral contracts, sets forth written summaries thereof) by or to which the Sterling FBO Facilities, Business or Purchased Assets are bound or subject:

(i) any contracts, agreements and other arrangements for the sale of assets or for the furnishing of services, goods or products by or to any Seller or any Material Affiliate (A) with firm commitments having a value in excess of $1,000.00 or (B) having a term greater than 12 months;

(ii) any broker, distributor, dealer, representative or agency agreements;

(iii) any confidentiality agreements entered into by any Seller or any Material Affiliate pursuant to which confidential information has been provided to a third party or by which any Seller or any Material Affiliate was restricted from providing information to third parties;

(iv) any agreements that limit or purport to limit the ability of any Seller or any Material Affiliate to own, operate, sell, transfer, pledge or otherwise dispose of any Purchased Assets;

(v) any employment, severance, non-competition, consulting or other agreements of any nature with any current or former stockholder, partner, officer or employee of any Seller, any Material

Affiliate or any affiliate of any of such persons;

(vi) any agreements relating to the making of any loan or advance by any Seller or any Material

Affiliate;

(vii) any agreements providing for the indemnification by any Seller or any Material Affiliate of any person; and

(viii) all other agreements, contracts or commitments not made in the ordinary course of business that are material to any Seller or any Material Affiliate.

(c) Each Assumed Contract is legal, valid and binding on and enforceable against each respective

Seller or Material Affiliate, as the case may be, and, to Sellers' Knowledge, the other parties thereto, and is in full force and effect. Other than as set forth in Schedule 3.8(c), upon consummation of the transactions contemplated by this Agreement, each Assumed Contract will remain in full force and effect without any loss of benefits thereunder and without the need to obtain the consent of any party thereto to the transactions contemplated by this Agreement. None of the Sellers is (and with the giving of notice or lapse of time would be) in breach of, or default under, any Assumed Contract and, to the Sellers' Knowledge, no other party thereto is in breach of, or default under, any Assumed Contract.

(d) The Sellers have supplied Purchaser with a true and correct copy of all Assumed Contracts together with all amendments, waivers or other changes thereto.

3.9 Litigation; Proceedings.

Schedule 3.9 lists all Litigation. There is no Litigation that (a) seeks to prevent the consummation of the transaction contemplated by this Agreement, (b) is not fully covered by the insurance policies described in Section 3.19, or (c) could reasonably be expected to have a

Material Adverse Effect on the Sterling FBO Facilities, Purchased Assets or the Business.

Neither the Sterling FBO Facilities, Purchased Assets, nor the Business is subject to any judgment, injunction, decree, order or other determination of an arbitrator or governmental authority.

3.10 Brokerage.

None of the Sellers has any liability or obligation, directly or indirectly, to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this

Agreement for which Purchaser could become liable or obligated.

3.11 Governmental Consent, etc.

Except as set forth in Schedule 3.11, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required in connection with the execution, delivery or performance of this Agreement or any other agreement contemplated hereby by the Sellers, or the consummation by the Sellers of any of the transactions contemplated hereby and thereby.

3.12 Employees.

The representations and warranties in this Section 3.12 are limited solely to employees and practices associated with the Sterling FBO Facilities, Business or Purchased Assets. Except as

set forth on Schedule 3.12, to the Sellers' Knowledge, no executive, key employee or group of employees has any plan to terminate employment with any Seller or any Material Affiliate.

Neither any Seller nor any Material Affiliate is a party to or bound by any collective bargaining agreement nor has either experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Neither any Seller nor any Material Affiliate has taken any action, or omitted to take any action, that would result in any unfair labor practice. No union or other collective bargaining unit has been certified or recognized by any Seller or a Material

Affiliate as representing any of the employees. No organizational effort is presently being made or is threatened by or on behalf of any labor union with respect to employees of any Seller or a

Material Affiliate. All of the Sellers' current procedures, policies and training practices with respect to employee matters, including those relating to the hiring and termination of employees and worker safety, conform with applicable laws, ordinances, regulations and other governmental requirements to which any Sellers is subject.

3.13 Employee Benefit Plans.

(a) No Plan or Sterling FBO Plan is a multiemployer plan, as such term is defined in Section

3(37) of ERISA. No Plan or Sterling FBO Plan is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code. No Plan or Sterling FBO Plan is or was a defined benefit plan as such term in defined in Section 3(35) of ERISA. No Sterling FBO Plan or

Sterling FBO Other Arrangement promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of any Seller or a

Material Affiliate.

(b) Each Seller and Material Affiliate has complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights

Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the

Securities Act, the Securities Exchange Act of 1934, and all other laws pertaining to the Sterling

FBO Plans and Sterling FBO Other Arrangements. Neither any Seller nor any Material Affiliate

has any liability for any delinquent contributions within the meaning of Section 515 of ERISA

(including related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. Neither any Seller nor any Material Affiliate has any pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body,

or arbiter arising under any law governing any Sterling FBO Plan, and there exist no facts that could give rise to such a claim.

3.14 Compliance with Laws.

Each Seller and Material Affiliates has complied in all respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof, and no claims have been filed against any Seller or a Material Affiliate alleging a violation of any such law or regulation. All of the permits, licenses, certificates and other authorizations of foreign,

federal, state and local governmental agencies required for the operation of the Sterling FBO

Facilities and the conduct of the Business are held by the Sellers or a Material Affiliate, as the case may be. Schedule 3.14 contains a true and complete list of all such necessary permits,

licenses, certificates and other authorizations.

3.15 Environmental Matters.

(a) Except as listed on Schedule 3.15, with respect to the Sterling FBO Facilities, the Business and the Real Property used in the Business, each Seller and any Material Affiliate has at all times been and is in compliance with all applicable Environmental Laws.

(b) Neither any Seller nor any Material Affiliate has any liability under any Environmental Laws,

nor is any Seller or any Material Affiliate responsible for any liability of any other person under

Environmental Laws. Neither any Seller nor any Material Affiliate has received notice of any pending or threatened actions, suits, orders, claims, legal proceedings or other proceedings and none of any Seller, any Material Affiliate or any officer, director or stockholder of either has received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or written information request from any governmental authority or any other person or entity or knows or is aware of any fact(s), condition(s) or circumstance(s) that reasonably could be expected to result in liability under Environmental Laws or involving

Hazardous Materials.

(c) Each Seller and Material Affiliate shall maintain through the Closing Date all Environmental

Permits necessary to operate the Sterling FBO Facilities and the Business in substantially the same manner as currently operated. A true and complete list of all such Environmental Permits,

is provided in Schedule 3.15. There has been no Release at, on, under, or from the Real

Property, or any real property formerly owned, operated or leased by any Seller or a Material

Affiliate during the period of such ownership, operation, or tenancy that could reasonably be expected to result in liability under Environmental Laws. All of the Environmental Permits listed on Schedule 3.15 are transferable and each Seller and Material Affiliate has complied as of the Closing Date, and will comply after the Closing Date, with all requirements applicable to it and will provide reasonable cooperation to Purchaser, as necessary to effectuate the transfer to

Purchaser of any transferable Environmental Permits.

(d) (i) except for underground tanks located at the Fort Worth, Texas facility, the Real Property contains no underground improvements, including treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous

Materials, and no portion of the Real Property is or has been used as a Hazardous Materials dump or landfill; (ii) neither any Seller nor any Material Affiliate has filled in any land or wetlands at the Real Property, and to Sellers' Knowledge, none of the Real Property consists of filled in land or wetlands; (iii) with respect to any real property formerly owned, operated, or leased by any Seller or a Material Affiliate, during the period of such ownership, operation or tenancy, no portion of such property was used by any Seller or a Material Affiliate, or to Sellers'

Knowledge, by any other person, as a dump or landfill; and (iv) none of the Sellers is aware of the presence of PCBs or asbestos-containing materials on or in the Real Property or the improvements thereon.

(e) The Sellers have made available to Purchaser copies of all environmental assessments,

reports, audits and other documents in its possession or under its control that primarily relate to the environmental history or condition of the Real Property, compliance with Environmental

Laws, or the environmental history or condition of any other real property that any Seller or a

Material Affiliate formerly owned, operated, or leased.

(f) Neither the Real Property nor any property to which Hazardous Materials generated from the

Business or the operation of the Sterling FBO Facilities has been sent for treatment or disposal, is listed or proposed to be listed on the National Priorities List or CERCLIS or on any other publicly available governmental database or list of properties that may or do require removal actions, remedial actions, investigation or cleanup under Environmental Laws, except to the extent any such listing or proposed listing, reasonably could not be expected to result in liability of any of the Sellers or any Material Affiliate under Environmental Laws.

3.16 Airport and Other Regulatory Matters.

All certificates of public convenience and necessity, permits, licenses and operating rights issued to any of the Sellers or a Material Affiliate, with respect to the Business and the Sterling

FBO Facilities by any local, state or foreign regulatory body or authority having or exercising jurisdiction over common and fixed based operations (collectively "Operating Rights") are set forth in Schedule 3.16. Except as otherwise set forth on Schedule 3.16, there are no governmental permits, consents, authorities or approvals required to conduct the Business. All

Operating Rights are current and in full force and effect.

3.17 Affiliate Transactions.

Except for at-will employment agreements entered into in the ordinary course of business consistent with past practice, Schedule 3.17 lists all agreements, arrangements or services,

whether formal or informal, and currently proposed agreements, arrangements, or services,

whether formal or informal, by or between any Seller or a Material Affiliate, on the one hand,

with or for the benefit of any current or former partner, officer or other Affiliate of any Seller or any Material Affiliate or other Affiliate or any of such persons' affiliates, or any entity in which any such person has a direct or indirect material interest (each an "Affiliate Agreement"), on the other hand. As of the Closing Date, no Affiliate Agreement, other than any Affiliate Agreement that is an Assumed Contract, shall remain in force that has any further effect on the Sterling FBO

Facilities, Business or the Purchased Assets. Except as provided pursuant to at-will employment agreements entered into in the ordinary course of business consistent with past practice, Schedule

3.17 lists all payments of any kind since December 31, 2001, from any Seller or a Material

Affiliate, to or for the benefit of any current or former partner, officer or other affiliate of any

Seller or a Material Affiliate or any of such person's affiliates, or any entity in which any such person, has a direct or indirect material interest. There exist no debts to any Seller or a Material

Affiliate of any affiliate of any Seller or a Material Affiliate, shareholder, director or officer of any Seller or a Material Affiliate or their respective affiliates that either are not reflected on

Schedule 3.5 or will have any effect on the Sterling FBO Facilities, Business or the Purchased

Assets.

3.18 Intellectual Property.

Except for any Excluded Assets, Schedule 3.18 lists all patents, patent applications, trademark,

trademark applications, service marks, service mark applications, trade names, copyrights,

domain names, software and trade secrets necessary for the Business (the "Intellectual Property"),

each of which is transferable and will be transferred to Purchaser by this Agreement or another agreement contemplated herein without any conflict with or infringement of the Intellectual

Property rights of others. The Sellers or any Material Affiliates have sufficient title and ownership of or otherwise possesses legally enforceable rights to use all Intellectual Property.

Neither any Seller nor any Material Affiliate is bound by or party to any options, licenses or other agreements with respect to the Intellectual Property of any other person or entity. None of the

Sellers, Material Affiliates or any directors or officers, have, or have received any communications alleging that any such Person has, violated any Intellectual Property right of any other person or entity.

3.19 Insurance.

Schedule 3.19 sets forth a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance owned or held by or on behalf of or providing insurance coverage to the Sellers related to the Sterling FBO Facilities, the Business and/or the

Purchased Assets (or its officers, salespersons, agents or employees or persons acting in a similar capacity) and the extent, if any, to which the limits of liability under such policies have been exhausted. True and complete copies of such policies and the claims history of such policies have been delivered to Purchaser. All such policies are in full force and effect and all such policies in such amounts shall be outstanding and in full force and effect without interruption until the Closing. Neither any Seller nor any Material Affiliate has received notice of default under any such policy, nor has it received written notice of any pending or threatened termination of cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy.

3.20 Inventory.

The Inventory included in the Purchased Assets consists of items of a quality and quantity usable and salable, as appropriate, in the ordinary course of the Business. The Inventory is merchantable and fit for its particular use, and no amount of the Inventory is damaged or obsolete.

3.21 Supplier and Customer Relationships.

None of the Sellers is currently in dispute with any current or former supplier of material to such Seller or any customer of such Seller, and no supplier to, or customer of such Seller has notified such Seller that it shall stop doing business, or reduce its business, with such Seller.

3.22 Operations of the Business.

Except as set forth on Schedule 3.22, from September 30, 2002 through the date hereof, neither any Seller nor any Material Affiliate, in connection with the Business, has:

(a) waived, or agreed to waive, any right of material value to the Business or any of the

Purchased Assets;

(b) (i) made, or agreed to make, any change in its accounting methods or practices or (ii) made,

or agreed to make, any change in depreciation or amortization policies or rates adopted by it;

(c) materially changed, or agreed to materially change, any of its business policies or practices that relate to the Business, including advertising, marketing, pricing, purchasing, personnel,

sales, returns or budget policies or practices;

(d) except in the ordinary course of business, sold, abandoned or made, or agreed to sell, abandon or make, any other disposition of any of the assets or properties of the Business;

(e) entered into or amended, or agreed to enter into or amend, any contract or other agreement by or to which the Purchased Assets or the Business are bound or subject, pursuant to which it agrees to indemnify any party on behalf of the Business or pursuant to which it agrees to refrain from competing with any party with respect to the Business;

(f) except in the ordinary course of business, incurred or assumed, or agreed to incur or assume any liability (whether or not currently due and payable) relating to the Business or any of the

Purchased Assets; or

(g) agreed to amend any Assumed Contract.

3.23 Consents.

Schedule 3.23 lists all consents necessary from any governmental or regulatory authority or any other Person required to be obtained in connection with the sale of the Purchased Assets to

Purchaser (the "Required Consents").

3.24 Other Information.

No representation or warranty of the Sellers in this Agreement, nor any statement, agreement or certificate furnished or to be furnished by the Sellers to Purchaser pursuant to this Agreement,

nor the exhibits, annexes and schedules hereto or thereto, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 4

PURCHASER'S REPRESENTATIONS AND WARRANTIES

The Purchaser represents and warrants to the Sellers that the statements contained in this

Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as specifically qualified by the terms of such warranty or representation.

4.1 Corporate Organization and Power.

Purchaser is a corporation duly organized and validly existing under the laws of the State of

Texas. Purchaser has full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

4.2 Authorization and Enforceability.

The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action, and no other proceedings on the part of Purchaser is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby. This Agreement,

and the other agreements contemplated hereby, constitute a valid and binding obligation of

Purchaser, enforceable against Purchaser in accordance with their respective terms.

4.3 No Violation.

Purchaser is not subject to or obligated under its articles of incorporation, any applicable law,

rule or regulation of any governmental authority, or any agreement or instrument, or any license,

franchise or permit, or subject to any order, writ, injunction or decree that would be breached or violated by its execution, delivery or performance of this Agreement or the other agreements contemplated hereby. Purchaser shall comply in all material respects with all applicable laws,

and with all applicable rules and regulations of all governmental authorities in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby.

4.4 Brokerage.

Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

4.5 Litigation.

There is no action, suit, proceeding, order or investigation pending or, to Purchaser's

Knowledge, threatened against or affecting Purchaser, at law or in equity, or before any federal,

state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a Material Adverse Effect on Purchaser's performance under this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE 5

PRE-CLOSING COVENANTS

5.1 Affirmative Covenants.

During the period between the execution of this Agreement and the Closing, the Sellers (and the

Material Affiliates and other Affiliates) shall use commercially reasonable efforts to:

(a) conduct the Business only in the usual and ordinary course of business (including placing purchase orders only for reasonable quantities and at reasonable prices and accepting customer orders only on reasonable terms) and in a manner reasonably calculated to at least maintain the goodwill and value of the Business;

(b) keep in full force and effect its corporate existence and all rights, franchises relating to or pertaining to the Business and all Intellectual Property;

(c) keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees, and to continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business.;

(d) (i) maintain the Purchased Assets in customary repair, order and condition and retain customary inventory levels of tools, spare parts, fuel and consumables comparable to that in effect on the Effective Date; (ii) in the event the Sellers are unable to repair any Purchased Asset or Purchased Assets, the original purchase price of which individually or in the aggregate exceeds $5,000, replace such Purchased Asset or Purchased Assets with assets of comparable function and quality; and (iii) in the event of any casualty, loss, damage to, or disposal or consumption of, any of the Purchased Assets prior to Closing, either repair or replace such assets with assets of comparable function and quality or, if Purchaser agrees, transfer to Purchaser at

Closing the proceeds of any insurance recovery with respect thereto;

(e) maintain its books, accounts and records in accordance with past custom and practice and

GAAP as applied by each Seller on a consistent basis;

(f) obtain all consents and approvals, and deliver all notices, necessary or desirable to consummate the transactions contemplated hereby and to cause the other conditions to

Purchaser's obligation to close to be satisfied;

(g) prepare all documentation (with the assistance of Purchaser) and effect all filings and publication of notices necessary for Purchaser to obtain all permits, certificates, consents, final and non-appealable approvals and authorizations of all governmental bodies necessary to consummate the transactions contemplated by this Agreement, including all requirements of any state or federal governmental agency having or exercising jurisdiction over fixed based operations (collectively, the "Regulatory Approvals");

(h) promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by the other party that is necessary or desirable to effectuate the transactions contemplated by this Agreement;

(i) continue to allow Purchaser and its representatives reasonable access to the personnel, offices,

facilities, properties, contracts and information concerning the Purchased Assets and the Business during normal business hours;

(j) maintain the effectiveness of the Operating Rights and comply with all terms thereof and all laws, regulations, ordinances and other governmental requirements related to the Operating

Rights, the operation of the Business and the Sterling FBO Facilities and the use of the Sellers'

assets;

(k) (i) assist Purchaser to obtain the consent of any other necessary party, to the assignment of each lease associated with the Sterling FBO Facilities and any other amendments or ancillary agreements thereto (collectively, the "FBO Lease") to Purchaser at the Closing on substantially the same terms and conditions contained in the FBO Lease as of the Effective Date, (ii) obtain an estoppel certificate from each appropriate entity in connection with the FBO Lease for the benefit of Purchaser in a form reasonably acceptable to Purchaser and its lenders (the "Estoppel

Certificate") and (iii) use its best efforts to assist Purchaser in obtaining title insurance on the leasehold interest represented by the FBO Lease in form and substance reasonably acceptable to

Purchaser (the "Title Insurance");

(l) within thirty days after the end of each month, deliver to the Purchaser accurate and complete copies of (a) income and expense statements for the Business for the month just ended, (b) fuel sales receipts for the Business for the month just ended and (c) a list of all hangar space, office space and tie-down subleases and the rental rate paid by each such sublessee as of the month just ended (all of the aforementioned shall be prepared in a manner consistent with the preparation of the FBO Operations Information);

(m) maintain the insurance set forth in Schedule 3.19 in full force and effect and under the same terms and conditions as was in effect on the Effective Date and not modify any term or condition of any such insurance without the approval of Purchaser, which approval shall not be unreasonably withheld; and

(n) maintain the Real Property, including all of the improvements, in substantially the same condition as of the date of this Agreement, ordinary wear and tear excepted, and shall not demolish or remove any of the existing improvements, or erect new improvements on the Real

Property or any portion thereof, without the prior written consent of Purchaser.

5.2 Negative Covenants.

Prior to the Closing, no Seller shall in any instance where the described action or inaction will,

directly or indirectly, affect the Business or the Purchased Assets, without the prior written consent of Purchaser:

(a) waive, release grant or transfer any rights of material value;

(b) assume, guarantee, endorse or otherwise become liable or responsible for (whether directly,

indirectly, contingently or otherwise) for any indebtedness for borrowed money or trade payables of any other person or entity, except in the ordinary course of business consistent with past practice;

(c) make any loans, advances or capital contribution to, or investments in, any other person or entity, except in the ordinary course of business, consistent with past practice and with the written consent of Purchaser;

(d) authorize any capital expenditure or expenditures that have not been authorized and disclosed to Purchaser prior to the Effective Date;

(e) sell (other than in the ordinary course of business), transfer, lease, assign, pledge or otherwise mortgage any asset or create or permit any Lien to be placed on any asset;

(f) (i) enter into any material contract or agreement (including leases), (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice, (iii)

amend or alter in any material way any existing contract or agreement (including leases), or (iv)

waive, terminate or accelerate any of the terms of any existing material contract or agreement

(including leases) relating to any Seller, a Material Affiliate or the Business;

(g) take any action that would result in any representation and warranty of the Sellers becoming untrue in any material respects as of the Closing Date;

(h) except as required by law, revalue in any material respect any of its assets, including writing down the value of any asset in any material manner;

(i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation,

restructuring, recapitalization or other reorganization of any Seller or any Material Affiliate;

(j) alter through merger, liquidation, reorganization, restructuring or any other fashion the ownership of the Purchased Assets by any Seller; or

(k) make any material changes to its working capital practices generally, including deferring payments on accounts payable or failing to make timely accruals, including with respect to accounts payable and liabilities incurred in the ordinary course of business.

5.3 Updates to Disclosure Schedules.

The Sellers shall promptly notify Purchaser in writing of any facts or events occurring after the

Effective Date which would make false or misleading, or necessitate a change to any of the

Disclosure Schedules to this Agreement (an "Update"). To the extent any Update relates to a new contract, the Sellers shall deliver a copy of such contract with the notice and Purchaser shall have five (5) business days after receipt of such contract to elect whether or not it desires to purchase and assume such contract. In the event Purchaser elects to purchase such contract, then such contract shall be deemed to be an Assumed Contract. In the event that any Update shall concern, or any FBO Operations Information shall identify, a materially adverse change to the

Sterling FBO Facilities, Business or Purchased Assets, Purchaser shall have ten (10) business days from receipt of notice of such Update or FBO Operations Information to notify the Sellers as to whether Purchaser accepts or rejects such Update or objects to such material adverse change. If Purchaser rejects such Update or the material adverse change identified in the FBO

Operations Information, the Sellers and Purchaser shall negotiate in good faith to amend this

Agreement (including the Purchase Price and/or other appropriate terms) to account for the

Update or adverse change identified in the FBO Operations Information in a manner mutually acceptable to the Sellers and Purchaser. If Purchaser and the Sellers cannot agree on a mutually acceptable amendment to this Agreement within ten (10) business days after Purchaser's notice of rejection to the Sellers, Purchaser shall have the right to terminate this Agreement in accordance with the terms of Article 10 below.

5.4 Real Estate Title.

The Sellers shall engage a title insurance company to issue a title insurance commitment (the

"Title Commitment") insuring title to the Real Property. The Sellers shall deliver a copy of the

Title Commitment to Purchaser as soon as reasonably practicable after receipt of such Title

Commitment from the title insurance company. Purchaser shall have ten (10) business days after receipt of the Title Commitment from the title insurance company (the "Title Review Period") to notify the Sellers of all such defects and encumbrances that are unacceptable to Purchaser (the

"Noticed Defects"). Upon receipt of Purchaser's notice, the Sellers shall have twenty (20) days

(the "Real Estate Cure Period") to cure all Noticed Defects to Purchaser's satisfaction. If any

Noticed Defect is not cured within the Real Estate Cure Period, Purchaser shall have the right to terminate this Agreement as described in Section 10.1(d) below. Any defects or encumbrances noted in the Title Commitment that are not identified by Purchaser to the Sellers as Noticed

Defects within the Title Review Period shall be deemed waived by Purchaser and shall be referred to herein as "Permitted Encumbrances."

5.5 Construction Costs.

The Sellers represent and warrant to Purchaser that (i) Schedule 5.1(a)(i) contains a list of all of the loan documents evidencing any debt incurred by any Seller related to construction at

Sterling FBO Facilities with balances outstanding as of the date hereof (the "Construction

Debt"); (ii) Schedule 5.5(a)(ii) contains a complete list of all of the contracts executed by any

Seller or any Affiliate related to the construction of the Sterling FBO Facilities for which amounts will become due and payable by any Seller or any Affiliate on or after the date hereof

(the "Construction Contracts"); and (iii) $______________ (the "Post-Signing Construction

Costs") is the aggregate amount of funds required to be paid after the date hereof to complete the construction at the Sterling FBO Facilities, including all amounts that will become due and payable under the Construction Contracts after the date hereof.

(b) Each Seller agrees that, through the Closing Date, it will comply, and shall cause its Affiliates to comply, with all of the terms, conditions and requirements of the loan documents evidencing the Construction Debt and the Construction Contracts and not to take or fail to take any actions that would cause any of the Sellers or an Affiliate to be in default under any of the loan documents evidencing the Construction Debt or the Construction Contracts.

(c) On or prior to the Closing Date, the Sellers shall (i) pay all amounts outstanding and due under any of the documents evidencing the Construction Debt; (ii) obtain pay-off letters from all such lenders; and (iii) obtain releases of any and all security interests, mortgages or deeds of trust related to the Construction Debt. Contemporaneous with the Closing, Purchaser shall assume all obligations of the Sellers under the Construction Contracts.

ARTICLE 6

CLOSING CONDITIONS - PURCHASER

The obligation of Purchaser to consummate the transactions contemplated by this

Agreement is subject to the satisfaction of the following conditions on or before the Closing

Date:

(a) the representations and warranties set forth in Article 3 hereof shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date was substituted for the Effective Date;

(b) Each Seller shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

(c) there shall have been no change having a Material Adverse Effect on the Purchased Assets or

Assumed Liabilities or in the operations, financial condition or prospects of the Business;

(d) all governmental filings, authorizations and approvals, including the approval of the appropriate airport authorities at each Sterling FBO Facility location, that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained on terms and conditions reasonably satisfactory to Purchaser including all Regulatory Approvals;

(e) all material consents by third parties that are required for the transfer of the Purchased Assets and the Business to Purchaser as contemplated hereby or that are required to prevent a breach of,

or a default under or a termination or modification of, any Assumed Contract shall have been obtained;

(f) no action or proceeding before any court or government body shall be pending or threatened that seeks to prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

(g) all proceedings to be taken by each Seller in connection with the consummation of the

Closing and the other transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by

Purchaser shall be satisfactory in form and substance to Purchaser and its counsel;

(h) Purchaser shall have assumed the FBO Lease at each Sterling FBO Facility under terms substantially equivalent to the terms of the FBO Lease at each such location on the Effective

Date and received the Estoppel Certificate and Title Insurance for each in form and substance reasonably acceptable to Purchaser;

(i) the Sellers shall have repaid all loans, debts or other liabilities encumbering the Business or the Purchased Assets, including all Accrued Expenses, other than the Assumed Liabilities;

(j) Purchaser's financing for this transaction (the "Financing"), on terms and conditions acceptable to Purchaser, shall have closed and funded or will close and fund simultaneously with the Closing of the transaction proposed by this Agreement;

(k) the Sellers, and such officers, directors or Affiliates of the Sellers as Purchaser shall reasonably designate, shall have executed a non-competition agreement, in a form reasonably acceptable to Purchaser;

(l) the results of Purchaser's due diligence review of the Business and of the Sellers' operations and financial condition shall be satisfactory to Purchaser, in its sole discretion;

(m) the results of the Phase 1 environmental audits conducted on each of the Sterling FBO

Facilities shall be acceptable to Purchaser, in its sole discretion;

(n) each Seller's accounts payable and accrued liabilities shall have a zero balance; and

(o) Purchaser shall have received a legal opinion from the Sellers' counsel in a form reasonably acceptable to Purchaser.

Any conditions specified in this Article 6 may be waived by Purchaser, provided that no such waiver shall be effective unless it is set forth in a writing executed by Purchaser.

ARTICLE 7

CLOSING CONDITIONS - SELLERS

The obligation of the Sellers to consummate the transactions contemplated by this

Agreement are subject to the satisfaction of the following conditions on or before the Closing

Date:

(a) the representations and warranties set forth in Article 4 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the Effective Date throughout such representations and warranties;

(b) Purchaser shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

(c) all proceedings to be taken by Purchaser in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by the Sellers shall be reasonably satisfactory in form and substance to the Sellers and their counsel;

(d) all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained on terms and conditions reasonably satisfactory to the Sellers, including all Regulatory Approvals;

(e) all material consents by third parties that are required for the transfer of the Purchased Assets and the Business to Purchaser as contemplated hereby or that are required to prevent a breach of,

or a default under or a termination or modification of, any Assumed Contract to which any Seller is a party or to which any of the Purchased Assets is subject, shall have been obtained; and

(f) no action or proceeding before any court or government body shall be pending or threatened that would (i) prevent the carrying out of this Agreement or any of the transactions contemplated hereby, (ii) declare unlawful the transactions contemplated by this Agreement or (iii) cause such transactions to be rescinded.

Any condition specified in this Article 7 may be waived by the Sellers; provided that no such waiver shall be effective against the Sellers unless it is set forth in a writing executed by the

Sellers.

ARTICLE 8

CLOSING MATTERS

8.1 The Closing.

The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 9:00 a.m., local time, at the offices of Baker Botts L.L.P., One Shell Plaza, 910

Louisiana, Houston, Texas 77002, on a date that is five (5) business days after the date that all of the closing conditions set forth in Articles 6 and 7 have been fulfilled or waived, or at such other time as the parties agree (the "Closing Date").

8.2 Actions to Be Taken at the Closing.

The sale, conveyance, assignment and delivery of the Purchased Assets and the payment of the

Purchase Price pursuant to the terms of this Agreement shall take place at the Closing, and,

simultaneously, the other transactions contemplated by this Agreement shall take place by the delivery of all of the closing documents set forth in Section 8.3 below.

8.3 Closing Documents.

(a) The Sellers shall deliver to Purchaser at the Closing the following documents, duly executed by the Sellers:

(i) the Instruments of Conveyance;

(ii) Assignment and Assumption of the FBO Lease and such assignment agreements for each location as may be required to assign the Assumed Contracts;

(iii) (A) a certified copy of Sterling FBO Holdings' articles of incorporation, (B) a certificate of good standing of Sterling FBO Holdings from the Secretary of State of the State of Nevada and tax certifications, where applicable, dated within five (5) business days of the Closing Date, (C) a copy of the bylaws of Sterling FBO Holdings with a certification executed by the Secretary of

Sterling FBO Holdings that such copy is true, correct and complete, and that such bylaws were duly adopted and have not been amended or rescinded, and (D) a copy of the resolutions of the

Board of Directors of Sterling FBO Holdings approving the transactions contemplated by this

Agreement with a certification executed by the Secretary of Sterling FBO Holdings that such copy is true, correct and complete, that such resolutions were duly adopted and have not been amended or rescinded and certifying the incumbency of the officers of Sterling FBO Holdings who executed this Agreement and any documents executed or delivered in connection herewith,

(E), a certified copy of Greeley FBO's articles of organization, (F) a certificate of good standing of Greeley FBO from the Secretary of State of the State of Texas and tax certifications, where applicable, dated within five (5) business days of the Closing Date, (G) a certificate of authority for a foreign limited liability company from the Secretary of State of the State of Colorado; (H) a copy of the regulations of Greeley FBO with a certification executed by the Secretary of Greeley

FBO that such copy is true, correct and complete, and that such regulations were duly adopted and have not been amended or rescinded, and (I) a copy of the resolutions of the Managers of

Greeley FBO approving the transactions contemplated by this Agreement with a certification executed by the Secretary of Greeley FBO that such copy is true, correct and complete, that such resolutions were duly adopted and have not been amended or rescinded and certifying the incumbency of the officers of Greeley FBO who executed this Agreement and any documents executed or delivered in connection herewith, (J), a certified copy of Casper Jet Center's articles of organization, (K) a certificate of good standing of Casper Jet Center from the Secretary of

State of the State of Wyoming and tax certifications, where applicable, dated within five (5)

business days of the Closing Date, (L) a copy of the operating agreement and regulations of

Casper Jet Center with a certification executed by the Secretary of Casper Jet Center that such copy is true, correct and complete, and that such operating agreement and regulations were duly adopted and have not been amended or rescinded, and (M) a copy of the resolutions of the

Managers of Casper Jet Center approving the transactions contemplated by this Agreement with a certification executed by the Secretary of Casper Jet Center that such copy is true, correct and complete, that such resolutions were duly adopted and have not been amended or rescinded and certifying the incumbency of the officers of Casper Jet Center who executed this Agreement and any documents executed or delivered in connection herewith, (N) a certified copy of Sterling Fort

Worth's certificate of limited partnership, (O) a copy of the limited partnership agreement of

Sterling Fort Worth with a certification executed by the Secretary of Sterling Fort Worth that such copy is true, correct and complete, and that such agreement was duly executed and has not been amended or rescinded, and (P) a copy of the resolutions of the General Partner of Sterling

Fort Worth approving the transactions contemplated by this Agreement with a certification executed by the Secretary of Sterling Fort Worth that such copy is true, correct and complete, that such resolutions were duly adopted and have not been amended or rescinded and certifying the incumbency of the officers of Sterling Fort Worth who executed this Agreement and any documents executed or delivered in connection herewith; (Q) a certified copy of Tucson Jet

Center's articles of incorporation, (R) a certificate of good standing of Tucson Jet Center from the

Secretary of State of the State of Texas and tax certifications, where applicable, dated within five

(5) business days of the Closing Date, (S) a copy of the bylaws of Tucson Jet Center with a certification executed by the Secretary of Tucson Jet Center that such copy is true, correct and complete, and that such bylaws were duly adopted and have not been amended or rescinded, (T)

a copy of Tuscon Jet Center's certificate of authority for a foreign corporation from the Arizona

Secretary of State, and (U) a copy of the resolutions of the Board of Directors of Tucson Jet

Center approving the transactions contemplated by this Agreement with a certification executed by the Secretary of Tucson Jet Center that such copy is true, correct and complete, that such resolutions were duly adopted and have not been amended or rescinded and certifying the incumbency of the officers of Tucson Jet Center who executed this Agreement and any documents executed or delivered in connection herewith;

(iv) any authorizations, consents or approvals required pursuant to Article 6, subsections (d) and

(e);

(v) a certificate dated the Closing Date, signed by an authorized officer of Sterling FBO

Holdings, to the effect that the conditions set forth in Article 6, subsections (a) through (c) have been satisfied;

(vi) a certificate dated the Closing Date, signed by an authorized officer of Greeley FBO, to the effect that the conditions set forth in Article 6, subsections (a) through (c) have been satisfied;

(vii) a certificate dated the Closing Date, signed by an authorized officer of Casper Jet Center, to the effect that the conditions set forth in Article 6, subsections (a) through (c) have been satisfied;

(viii) a certificate dated the Closing Date, signed by an authorized officer of Sterling Fort Worth,

to the effect that the conditions set forth in Article 6, subsections (a) through (c) have been satisfied;

(ix) a certificate dated the Closing Date, signed by an authorized officer of Tucson Jet Center, to the effect that the conditions set forth in Article 6, subsections (a) through (c) have been satisfied;

(x) a certificate dated the Closing Date, signed by an authorized officer of Sterling FBO

Holdings, identifying the quantity of jet fuel, aviation gas, oil and fuel additives, if any, delivered to Purchaser hereunder and Sterling FBO Holdings' cost basis therein;

(xi) a certificate dated the Closing Date, signed by an authorized officer of Greeley FBO,

identifying the quantity of jet fuel, aviation gas, oil and fuel additives, if any, delivered to

Purchaser hereunder and Greeley FBO's cost basis therein;

(xii) a certificate dated the Closing Date, signed by an authorized officer of Casper Jet Center,

identifying the quantity of jet fuel, aviation gas, oil and fuel additives, if any, delivered to

Purchaser hereunder and Casper Jet Center's cost basis therein;

(xiii) a certificate dated the Closing Date, signed by an authorized officer of Sterling Fort Worth,

identifying the quantity of jet fuel, aviation gas, oil and fuel additives, if any, delivered to

Purchaser hereunder and Sterling Fort Worth's cost basis therein;

(xiv) a certificate dated the Closing Date, signed by an authorized officer of Tucson Jet Center,

identifying the quantity of jet fuel, aviation gas, oil and fuel additives, if any, delivered to

Purchaser hereunder and Tucson Jet Center's cost basis therein; and

(xv) such other instruments of sale, transfer, assignment, conveyance and delivery (including all vehicle titles), as are required in order to transfer to Purchaser good and marketable title to the

Purchased Assets, free and clear of all liens, charges, security interests and other encumbrances,

except for Permitted Encumbrances, or as may reasonably be requested by Purchaser.

All of the foregoing documents in this Section 8.3(a) shall be reasonably satisfactory in form and substance to Purchaser and its counsel and shall be dated as of the Closing Date.

(b) Purchaser shall deliver to the Sellers at the Closing the, following items, duly executed by

Purchaser where necessary to make them effective:

(i) the amount of the Purchase Price payable at Closing as provided in Section 2.1;

(ii) the Instruments of Conveyance;

(iii) Assignment and Assumption of the FBO Leases and such assignment agreements as may be required to assign the Assumed Contracts;

(iv) (A) a certified copy of Purchaser's articles of incorporation, (B) a certificate of good standing of Purchaser from the Secretary of State of the State of Texas dated within five (5) business days of the Closing Date, (C) a copy of the bylaws of Purchaser with a certification executed by the corporate Secretary of Purchaser that such copy is true, correct and complete, and that such bylaws were duly adopted and have not been amended or rescinded, and (D) a copy of the resolutions of the board of directors of Purchaser approving the transactions contemplated by this

Agreement with a certification executed by the corporate Secretary of the Purchaser that such copy is true, correct and complete, that such resolutions were duly adopted and have not been amended or rescinded and certifying the incumbency of the officers of Purchaser who executed this Agreement and any documents executed or delivered in connection herewith;

(v) a certificate dated the Closing Date, signed by an authorized officer, to the effect that the conditions set forth in Article 7, subsections (a) and (b) have been satisfied; and

(vi) such other instruments of assignment and assumption, as are required in order for Purchaser to assume the Assumed Liabilities or as may reasonably be requested by the Sellers.

All of the foregoing documents in this Section 8.3(b) shall be reasonably satisfactory in form and substance to the Sellers and shall be dated as of the Closing Date.

8.4 Nonassignable Assumed Contracts.

The Sellers shall advise Purchaser promptly in writing with respect to any Assumed Contract which they know or have reason to believe shall not receive any required consent. The Sellers shall cooperate with Purchaser in connection with any efforts by Purchaser to procure any necessary consents to the assignment of any such Assumed Contracts. The Sellers shall cooperate with Purchaser so that Purchaser may receive the benefit under any such non-assigned contract to the same extent, as nearly as possible, as if such contract had been assigned.

8.5 Possession.

Simultaneously with the Closing, the Sellers shall cooperate with Purchaser and take such steps as are reasonably necessary to put Purchaser in actual possession and operating control of the

Purchased Assets and Business.

8.6 Efforts to Consummate Closing Transactions.

On the terms and subject to the conditions contained in this Agreement, the Sellers and

Purchaser agree to work in good faith to take, or to cause to be taken, all reasonable actions, and to do, or to cause to be done, all reasonable things, necessary, proper or advisable under applicable laws and regulations, to consummate, as soon as reasonably practicable, the Closing,

including the satisfaction of all conditions set forth herein.

ARTICLE 9

INDEMNIFICATION

9.1 Indemnification by Sellers.

The Sellers agree to indemnify Purchaser and its officers, managers, partners, employees,

affiliates, agents, members, successors and assigns (each a "Purchaser Indemnified Party" and,

collectively, the "Purchaser Indemnified Parties") and hold them harmless against any loss,

liability, deficiency, damage, expense or cost and hereby waives and covenants not to bring any claim for contribution against Purchaser for, all claims and damages (including punitive damages, liabilities, costs, losses, fines, penalties, demands, cost recovery actions, lawsuits,

administrative proceedings, orders, response action costs, compliance costs, investigation expenses, consultant fees, attorneys' fees and litigation expenses) (each individually, a "Loss" and collectively, "Losses") that result, either directly or indirectly, from:

(a) any misrepresentation in any of the representations or breach of any of the warranties of the

Sellers contained in this Agreement or in any agreements, exhibits, schedules, certificates or annexes delivered or to be delivered pursuant to the terms of this Agreement or otherwise incorporated in this Agreement;

(b) any breach of, or failure to perform, any agreement or covenant of the Sellers contained in this Agreement including the failure to comply with the provisions of this Article 9;

(c) any Claims against any of Purchaser Indemnified Parties arising out of the actions or inactions of the Sellers or the use, ownership or operation of the Purchased Assets (i) prior to the Closing with respect to the Purchased Assets or the operation of the Business or (ii) prior to or after the

Closing, with respect to any other business of the Sellers;

(d) any actions, omissions, circumstances or conditions to the extent existing prior to the Closing,

which arise under Environmental Laws or relate to Hazardous Materials, except to the extent the

Sellers demonstrate by a preponderance of the evidence that such facts, circumstances or conditions (A) did not arise from the Sellers' operation of the Business or their occupancy of the

Real Property or (B) arose as a result of Purchaser's negligence, non-compliance with applicable

Laws, willful misconduct, operation of the Business or occupation of the Real Property after the

Closing Date; or

(e) any Excluded Liabilities;

All of the foregoing items in items (a) - (e) are collectively known as the "Purchaser

Losses."

9.2 Indemnification by Purchaser.

Purchaser agrees to indemnify the Sellers, and their officers, directors, managers, partners,

employees, agents, and shareholders (collectively, the "Sellers' Indemnified Parties"), and hold them harmless against any Losses that any of the Sellers' Indemnified Parties may suffer, sustain or become subject to as a result of (a) any misrepresentation in any of the representations or breaches of any of the warranties of Purchaser contained in this Agreement, (b) any breach of, or failure to perform, any agreement or covenant of Purchaser contained in this Agreement,

including assuming the Assumed Liabilities and Assumed Contracts, (c) any Claims against any of the Sellers' Indemnified Parties arising out of actions or inactions of Purchaser subsequent to

Closing with respect to the Purchased Assets or the operation of the Business subsequent to

Closing, or (d) the Assumed Liabilities (collectively, the "Sellers' Losses").

9.3 Method of Asserting Claims.

As used herein, an "Indemnified Party" shall refer to a "Purchaser Indemnified Party" or

"Sellers' Indemnified Party," as applicable, the "Notifying Party" shall refer to the party entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party(ies) hereto obligated to indemnify such Notifying Party's Indemnified Parties.

(a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party, the liabilities for which, or the costs or expenses of which, are Sellers' Losses or Purchaser Losses, as the case may be, (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement except to the extent such failure adversely affects the Indemnifying Party's ability to defend successfully a Claim. The

Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the

Indemnifying Party diligently contests and defends such Claim. Such defense shall not relieve the Indemnifying Party of its liability under this Article 9 for any Loss to the Notifying Party relating to such Claim. Notice of the intention to contest and defend shall be given by the

Indemnifying Party to the Notifying Party within fifteen (15) business days after the Notifying

Party's notice of such Claim (but in all events as soon as possible prior to the date such Claim is due to be filed). Such contest and defense shall be conducted by competent counsel employed by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing the interest of the

Indemnified Parties), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the

Notifying Party shall cooperate with the Indemnifying Party in the conduct of such defense.

Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any

Claim without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event the Indemnifying Party fails or is not entitled to contest and defend a Claim, the Notifying Party shall be entitled to contest, defend and settle such Claim in such manner and on such terms as the Notifying Party may deem appropriate and the Indemnifying Party shall be liable for the Losses of the Notifying Party in accordance with the provisions of this Article 9.

(b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party.

9.4 Limits on Indemnification.

With respect to any Claims arising under Section 9.1(a) or 9.2(a), the Indemnified Party shall not be entitled to indemnification until the aggregate Losses, suffered by such party, or its successors and assigns, in connection with any breach of this Agreement exceeds $50,000 (the

"Basket"), whereupon, the Indemnified Party shall be entitled to indemnification hereunder from the Indemnifying Party for the aggregate Losses suffered including the amount of the Basket.

With respect to any such claims arising under Section 9.1(a) or 9.2(a), no Indemnifying Party shall be liable for indemnification under this Article for amounts in the aggregate, exceeding the

Purchase Price (the "Indemnification Cap").

9.5 Survival.

The representations and warranties set forth in this Agreement or in any writing delivered to

Purchaser or the Sellers in connection with this Agreement shall survive the Closing Date for a period of three (3) years; provided however, that the representations and warranties contained in

Sections 3.1, 3.2, 3.3, 4.1, 4.2 and 4.3 shall survive without termination and the representations and warranties contained in Sections 3.6, 3.7, 3.9, 3.12 (solely with respect to unfair labor practices and the conformance of the Sellers' current procedures, policies and training practices with applicable laws, ordinances, regulations and other governmental requirements), 3.13, 3.15 and 3.16 shall survive until the expiration of the applicable statute of limitations.

9.6 Sole Remedy.

Except in the case of fraud or intentional misrepresentation, the provisions and procedures set forth in this Article 9 shall constitute the Parties' exclusive rights and remedies for any breach of this Agreement.

9.7 Tax Treatment and Indemnity Payments.

All indemnification payments made under this Agreement shall be treated as purchase price adjustments for Tax purposes.

ARTICLE 10

TERMINATION

10.1 Termination.

This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of Purchaser and the Sellers;

(b) by written notice from either Purchaser or the Sellers to the other Party if there has been a material misrepresentation or breach of warranty or breach of covenant on the part of the other

Party(ies) in the representations and warranties or covenants set forth in this Agreement and any such misrepresentation or breach, if capable of cure, is not cured within ten (10) business days after written notice thereof to such other Party(ies), or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating Party's(ies') obligations to consummate the transactions contemplated hereby (other than as a result of any willful act or omission by the terminating Party(ies));

(c) by written notice from either Party to the other Party if the conditions to the Closing shall not have occurred or been waived on or before February 28, 2003; provided, however, that the right to terminate this agreement under this section shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in,

the failure of the Closing to occur on or prior to such date;

(d) by written notice from Purchaser to the Sellers (provided that if Purchaser does not terminate this Agreement for any condition set forth below within the period described for such condition,

such condition shall be deemed waived as a condition to Closing):

(i) in accordance with the terms of Section 5.3 above;

(ii) at any time prior to the Closing Date if (A) the results of the Phase I environmental audit are unacceptable to the Purchaser, in its sole discretion, or (B) the results of the legal or financial due diligence are unacceptable to the Purchaser; and

(iii) within five (5) business days after the end of the Real Estate Cure Period if the Sellers have not cured the Noticed Defects to Purchaser's satisfaction within the Real Estate Cure Period.

10.2 Effect of Termination.

In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void, and there shall be no liability on the part of the Sellers or Purchaser; provided,

however, that this Section 10.2 shall not release (a) any Party from any such liability for a breach by such Party of this Agreement or (b) any Party from its obligations under Section 11.4.

ARTICLE 11

ADDITIONAL AGREEMENTS

11.1 Press Release and Announcements.

No press release related to this Agreement or the transactions contemplated hereby, or other announcements to the employees, customers or suppliers of the Sellers, shall be issued without the joint approval of Purchaser and the Sellers, such approval not to be unreasonably withheld by either Party. Purchaser and the Sellers shall cooperate to prepare a joint press release to be issued on the Closing Date or, upon the request of the Sellers or Purchaser, at the time of the signing of this Agreement. No other public announcement related to this Agreement or the transactions contemplated hereby shall be made by either Party, except as required by law, in which event the

Parties shall consult as to the form and substance of any such announcement required by law.

11.2 Expenses.

Except as set forth in Section 2.4, each Party shall pay all of its expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement.

11.3 Confidentiality.

If the transactions contemplated by this Agreement are not consummated, Purchaser shall maintain the confidentiality of all information and materials received by it reasonably designated by the Sellers as confidential, and Purchaser shall return to the Sellers or destroy any materials

(and copies thereof) obtained from the Sellers in connection with the transactions contemplated hereby. Whether or not the transactions contemplated hereby are consummated, the Sellers shall maintain the confidentiality of all information and materials regarding Purchaser and its affiliates, reasonably designated as confidential by Purchaser. If the transactions contemplated by this Agreement are consummated, the Sellers shall maintain the confidentiality of all proprietary and other non-public information regarding the Business and the Purchased Assets and shall turn over to Purchaser all such materials in their possession.

11.4 Remittances.

All remittances, mail and other communications relating to the Purchased Assets, Assumed

Liabilities or the Business received by the Sellers at any time after the Closing Date shall be immediately turned over to Purchaser by the Sellers. The Sellers shall cooperate with Purchaser and take such actions as Purchaser reasonably requests to assure that customers of the Business send their remittances directly to Purchaser, and to assure that remittances from customers of the

Business which are improperly sent to the Sellers are not commingled with the Sellers' assets and are turned over to Purchaser.

11.5 Employees of Sellers.

Except as indicated below, Purchaser is under no legal obligation to employ any personnel presently employed by any Seller. Prior to the Closing Date, the Sellers will make available to

Purchaser the employees of each Seller at reasonable times and upon reasonable notice so that

Purchaser may interview such employees. Purchaser may offer employment to such persons currently employed by each Seller with respect to the Business only as Purchaser in its sole discretion shall determine. Except for the Assumed Liabilities, Purchaser assumes no liabilities,

existing or contingent, arising out of or relating to each Seller's employment of its employees,

whether or not Purchaser elects to employ one or more of such employees including any liabilities relating to employee benefits, litigation or claims of any form.

11.6 Further Assurances.

At any time and from time to time after the Closing, at one Party's request and without further consideration, the other Party shall cooperate and execute and deliver such other instruments of sale, conveyance, transfer, assignment, assumption and confirmation and take such further action as either Party may reasonably deem necessary or required in order to effectively convey, transfer and assign to Purchaser, and to confirm Purchaser's title to, all of the Purchased Assets of the

Sellers, to put Purchaser in actual possession and operating control thereof, for Purchaser to assume the Assumed Liabilities and to assist Purchaser in exercising all rights with respect thereto.

11.7 Reports to Sterling FBO Holdings

. Purchaser shall provide to Sterling FBO Holdings:

(a) on a monthly basis, copies of the aggregate flowage reports provided to the airport authorities at each Sterling FBO Facility and the Austin Aero FBO Facilities (as defined in that certain Asset

Purchase Agreement by and among Purchaser, Austin Aero FBO, Limited and Sterling-Austin

Aero, L.P., dated as of December 31, 2002 (the "Austin Aero Purchase Agreement"), not later than ten (10) days after the date any such report is provided to an airport authority; and

(b) no later than fifteen (15) days after the end of any fiscal quarter, a schedule setting forth the amount of Jet A Fuel (as defined in the Austin Aero. Asset Purchase Agreement, set forth for each Sterling

ARTICLE 12

MISCELLANEOUS

12.1 Amendment and Waiver.

This Agreement may be amended, and any provision of this Agreement may be waived;

provided that any such amendment or waiver shall be binding on the Party against whom the amendment is being asserted only if such amendment or waiver is set forth in a writing executed by such Party against whom the amendment is being asserted. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify,

amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

12.2 Notices.

All notices, demands and other communications to be given or delivered under or by reason of the provisions, of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, when mailed by certified mail, return receipt requested, when sent by telecopy with confirmation of receipt received, or when delivered by overnight courier with executed receipt. Notices, demands and communications to the Sellers or Purchaser shall, unless another address is specified in writing in accordance herewith, be sent to the address indicated

below:

Notice to Purchaser:

Trajen Flight Support, LP

3131 Briarcrest, Suite 100

Bryan, TX 77802

Attn: John W. Clanton

Tel: (979) 260-4000

Fax: (979) 260-4009

with a copy to

Baker Botts L.L.P.

The Warner

1299 Pennsylvania Avenue

Washington, DC 20004

Attn: Michael A. Gold

Tel: (202) 639-7724

Fax: (202) 639-7890

Notices to the Sellers:

Sterling FBO Holdings, Inc.

c/o Sterling REIT

2800 Post Oak Boulevard, Suite 5260

Houston, Texas 77056

Attn: R. F. Bearden, Ph.D.

Tel: (713) 621-0577

Fax: (713) 621-6432

with a copy to

Gregg K. Saxe, P.C.

Attorney At Law

720 North Post Oak Road, Suite 600

Houston, Texas 77024

Attn: Gregg K. Saxe

Tel: (713) 850-7444

Fax: (713) 621-8825

12.3 Assignment.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by either Party without the prior written consent of the other Party; provided, however, that Purchaser shall have the right to assign its rights and obligations hereunder to any Affiliate of Purchaser without Sellers' consent and, provided, further, that the Purchaser or any permitted assignee, as the case may be, shall have the right to collaterally assign its rights under this Agreement to one or more lenders in connection with any financing or refinancing so long as such assignment does not relieve the assignor of any liability or obligation hereunder.

12.4 Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

12.5 Representation by Counsel.

Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived by each Party.

12.6 Captions.

The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

12.7 Complete Agreement.

This Agreement and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.

12.8 Counterparts.

This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

12.9 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of

Texas without reference to the choice of law principles thereof. Purchaser and the Sellers consent to and hereby submit to the jurisdiction of any state or federal court located in the State of Texas in connection with any action, suit or proceeding arising out of or relating to this

Agreement, and each of the Parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

12.10 Gender, Number, "including."

When the context requires, the gender of all words used herein shall include the masculine,

feminine and neuter and the number of all words shall include the singular and plural. The terms

"including" as used in this Agreement is used to list items by way of example and shall be deemed to mean "including, but not limited to" wherever used.

[SIGNATURE PAGES TO ASSET PURCHASE AGREEMENT TO FOLLOW]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the

Effective Date.

"PURCHASER"

TRAJEN FLIGHT SUPPORT, LP

By Trajen FBO, LLC, General Partner

By: ______________________________

John W. Clanton

Manager

"SELLER"

STERLING FBO HOLDINGS, INC.

By: ______________________________

Name: R. F. Bearden, Ph. D.

Title:

"SELLER"

GREELEY FBO, L.L.C.

By: ______________________________

Name: R. F. Bearden

Title: Manager

By: ______________________________

Name: Thomas Matthew

Title: Manager

[SIGNATURE PAGE 1 TO ASSET PURCHASE AGREEMENT]

"SELLER"

CASPER JET CENTER, L.L.C.

By: ______________________________

Name: R. F. Bearden

Title: Manager

By: ______________________________

Name: Thomas Matthew

Title: Manager

"SELLER"

STERLING FORT WORTH JET CENTER, L.P.

By _________________________, General

Partner

By: ______________________________

Name:

Title:

"SELLER"

FORT WORTH JET CENTER, INC. d/b/a TUCSON JET CENTER

By: ______________________________

Name:

Title:

[SIGNATURE PAGE 2 TO ASSET PURCHASE AGREEMENT]

Appendix I

Definitions

As used in this Agreement, the following terms shall have the meaning assigned below:

"Accrued Expenses" shall mean accrued vacation, payroll and related taxes, sales and use taxes,

property and ad valorem taxes.

"Accounts Receivable" has the meaning assigned to such term in Section 1.4.

"Affiliate" shall mean any entity that controls, is controlled by or is under common control with the entity in question. With respect to the Sellers, "Affiliates" includes, collectively, the following entities: Fort Worth Jet Centers, Inc.; Fort Worth Jet Center Fuel, Ltd.; Fort Worth Jet

Center Leasing, Ltd.; Tucson Jet Center (a dba of Fort Worth Jet Center, Inc.); Casper Jet Center

(a dba of Fort Worth Jet Center, Inc.); Sterling-Fort Worth JC, LP; Greeley FBO; Austin Aero

FBO, Ltd.; and Sterling-Austin Aero, LP.

"Affiliate Agreement" has the meaning assigned to such term in Section 3.17.

"Agreement" has the meaning assigned to such term in the first sentence of this agreement.

"Assumed Contracts" has the meaning assigned to such term in Section 1.1(h).

"Assumed Liabilities" has the meaning assigned to such term in Section 1.3.

"Austin Aero Closing Date" shall mean December 31, 2002.

"Austin Facility" shall mean the assets relating to the fixed base operation facility located in

Austin, Texas formerly owned by Austin Aero FBO, Limited, a Texas limited partnership, and

Sterling-Austin Aero, L.P., a Delaware limited partnership, and purchased by Purchaser pursuant to that certain Austin Aero FBO, Ltd. Asset Purchase Agreement, dated as of December 31,

2002.

"Basket" has the meaning assigned to such term in Section 9.4.

"Business" has the meaning assigned to such term in Recital A.

"Casper Airport" has the meaning assigned to such term in Recital A.

"Casper Jet Center" has the meaning assigned to such term in the first sentence of this

Agreement.

"Claim" has the meaning assigned to such term in Section 9.3(a).

"Closing" has the meaning assigned to such term in Section 8.1.

"Closing Date" has the meaning assigned to such term in Section 8.1.

"Code" has the meaning assigned to such term in Section 2.3.

"Construction Contracts" has the meaning assigned to such term in Section 5.5(a).

"Construction Debt" has the meaning assigned to such term in Section 5.5(a).

"Disclosure Schedule" has the meaning assigned to such term in Article 3.

"EBITDA" shall mean earnings calculated as follows: the sum of (i) pretax income; (ii) interest expense; and (iii) depreciation.

"Effective Date" has the meaning assigned to such term in the first sentence of this Agreement.

"Environmental Laws" means any applicable laws, regulations, ordinances or governmental requirements (including the Comprehensive Environmental Response, Compensation, and

Liability Act "CERCLA") relating to the manufacture, importation, distribution, generation,

production, installation, use, storage, treatment, transportation, Release, threatened Release, or disposal of Hazardous Materials, noise control, or the protection of human health or safety,

natural resources, or the environment, during the period that the Sellers have operated the

Business or occupied the Real Property.

"Environmental Permits" means any permits, licenses, certificates and approvals required under any Environmental Law.

"Equipment" has the meaning assigned to such term in Section 1.1(d).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all laws promulgated pursuant thereto or in connection therewith.

"Escrow Agent" has the meaning assigned to such term in Section 2.5.

"Escrow Agreement" has the meaning assigned to such term in Section 2.5.

"Escrow Amount" has the meaning assigned to such term in Section 2.5.

"Estoppel Certificate" has the meaning assigned to such term in Section 5.1(k).

"Excluded Assets" has the meaning assigned to such term in Section 1.2.

"Excluded Liabilities" has the meaning assigned to such term in Section 1.3.

"FBO Lease" has the meaning assigned to such term in Section 5.1(k).

"FBO Operations Information" has the meaning assigned to such term in Section 3.5(a).

"Financial Statements" has the meaning assigned to such term in Section 3.5(b).

"Financing" has the meaning assigned to such term in Section 6(j).

"Ft. Worth Airport" has the meaning assigned to such term in Recital A.

"GAAP" means United States generally accepted accounting principles.

"Greeley Airport" has the meaning assigned to such term in Recital A.

"Greeley FBO" has the meaning assigned to such term in the first sentence of this Agreement.

"Hazardous Materials" means any wastes, substances, radiation, or materials (whether solids,

liquids or gases) (i) that are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) that are or become defined as a "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "chemical substances," "radioactive materials," "solid wastes" or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; or (iii) without limitation, which contain polychlorinated biphenyls (PCBs), friable asbestos and friable asbestos-containing materials, lead-based paints,

urea-formaldehyde foam insulation, or petroleum or petroleum products (including crude oil or any fraction thereof).

"Indemnification Cap" has the meaning assigned to such term in Section 9.4.

"Indemnified Party" has the meaning assigned to such term in Section 9.3.

"Indemnifying Party" has the meaning assigned to such term in Section 9.3.

"Instruments of Conveyance" has the meaning assigned to such term in Section 1.5.

"Intellectual Property" has the meaning assigned to such term in Section 3.18.

"Inventory" has the meaning assigned to such term in Section 1.1(b).

"Landlord Property Lease" has the meaning assigned to such term in Section 3.6(f).

"Liens" has the meaning assigned to such term in Section 3.6(b).

"Litigation" means any litigation, legal action, arbitration, proceeding, material demand, material claim or investigation pending or, to the Sellers' Knowledge, threatened against, affecting or brought by or against any Seller related to the Business, the Purchased Assets or the Sterling

FBO Facilities, any Seller's present or former employees of the Business or affecting the

Purchased Assets.

"Loss" and "Losses" have the meaning assigned to such terms in Section 9.1.

"Material Adverse Effect" means any change, event or effect that is materially adverse to any

Seller's business, assets, liabilities, financial condition, or results of operations, provided,

however, that changes in the laws or regulations of a governmental body not otherwise within the control of the Sellers shall not be deemed a "Material Adverse Effect." The terms "materiality"

or "material" mean an amount, individually or in the aggregate, exceeding $20,000 or an event or occurrence with an economic effect reasonably valued to exceed $20,000.

"Material Affiliates" has the meaning assigned to such term in Section 3.1(b).

"Nondelivered Asset" has the meaning assigned to such term in Section 1.6.

"Noticed Defects" has the meaning assigned to such term in Section 5.4.

"Notifying Party" has the meaning assigned to such term in Section 9.3.

"Operating Rights" has the meaning assigned to such term in Section 3.16.

"Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

"Party" means each of Purchaser and the Sellers and together Purchaser and the Sellers are the

"Parties".

"Permitted Encumbrances" has the meaning assigned to such term in Section 5.4.

"Person" shall include all natural persons, corporations, business trusts, associations, companies,

partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

"Plan" means any plan, program or arrangement, whether or not written, that is or was an

"employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by any Seller; (b) to which any Seller contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for any Seller and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

"Post-Signing Construction Costs" has the meaning assigned to such term in Section 5.5(a).

"Purchase Price" has the meaning assigned to such term in Section 2.1(a).

"Purchased Assets" means all properties, assets, rights and interests of every kind and nature,

whether real or personal, tangible or intangible, of the Sellers as of the Closing Date that are used by the Sellers at the Sterling FBO Facilities or in the Business.

"Purchaser" has the meaning assigned to such term in the first sentence of this Agreement.

"Purchaser Indemnified Party" and "Purchaser Indemnified Parties" have the meaning assigned to such terms in Section 9.1.

"Purchaser's Knowledge" means the knowledge or conscious awareness that each manager,

officer and director of Purchaser has, or should reasonably be expected to have, given his position with Purchaser.

"Purchaser Losses" has the meaning assigned to such term in the sentence following Section

9.1(e).

"Purchaser Reimbursable" has the meaning assigned to such term in Section 2.5.

"Real Estate Cure Period" has the meaning assigned to such term in Section 5.4.

"Real Property" has the meaning assigned to such term in Section 1.1(c).

"Real Property Law" shall mean any applicable building, zoning, subdivision or other land use or similar law, ordinance, regulation, order or decree.

"Real Property Lease" has the meaning assigned to such term in Section 3.6(a).

"Regulatory Approvals" has the meaning assigned to such term in Section 5.1(g).

"Release" has the meaning assigned to such term under CERCLA.

"Required Consents" has the meaning assigned to such term in Section 3.23.

"Sellers" has the meaning assigned to such term in the first sentence of this Agreement.

"Sellers' Indemnified Parties" has the meaning assigned to such term in Section 9.2.

"Sellers' Losses" has the meaning assigned to such term in Section 9.2.

"Sellers' Knowledge" means the knowledge or conscious awareness that each manager, officer,

executive and director of any Seller or any Material Affiliate has, or should reasonably be expected to have, given his position with such Seller or such Material Affiliate.

"Sellers' Records" has the meaning assigned to such term in Section 1.1(f).

"Sterling FBO Facilities" has the meaning assigned to such term in Recital A.

"Sterling FBO Holdings" has the meaning assigned to such term in the first sentence of this

Agreement.

"Sterling FBO Other Arrangement" means any Other Arrangement established for the benefit of current or former employees or independent contractors of any Seller who are working in, or have worked in, the Business.

"Sterling FBO Plan" means any Plan established for the benefit of current or former employees of any Seller who are working in, or who have worked in, the Business.

"Sterling Fort Worth" has the meaning assigned to such term in the first sentence of this

Agreement.

"Tax" or "Taxes" means net or gross income, gross receipts, excise, sales, personal, or real property, payroll, employment, unemployment, franchise, capital, doing business, net worth, ad valorem, value added, transfer, social security, stamp, recording, documentary, occupancy,

withholding, and any other Taxes, fees (including, flowage fees), duties, levies, imposts, or similar charges, including interest, penalties or additions thereto imposed by any taxing authority.

"Tax Return" means any return, report, information return or other document (including any related or supporting formation) with respect to Taxes.

"Texas Administrative Code" means the Aministrative Code of the State of Texas.

"Texas Tax Code" means the Tax Code enacted by the Legislature of the State of Texas, as amended.

"Title Commitment" has the meaning assigned to such term in Section 5.4.

"Title Insurance" has the meaning assigned to such term in Section 5.1(k).

"Title Review Period" has the meaning assigned to such term in Section 5.4.

"Tuscon Airport" has the meaning assigned to such term in Recital A.

"Tuscon Jet Center" has the meaning assigned to such term in the first sentence of this

Agreement.

"Update" has the meaning assigned to such term in Section 5.3.

APPENDICES, SCHEDULES AND EXHIBITS

Appendix I - Definitions

Schedule 1.1(b) - Inventory

Schedule 1.1(h) - Assumed Contracts

Schedule 1.2 - Excluded Assets

Schedule 1.3 - Assumed Liabilities

Schedule 1.4 - Accounts Receivable

Schedule 3.1(a) - Organization

Schedule 3.1(b) - Material Affiliates

Schedule 3.5 - Operational Information and Financial Statements

Schedule 3.6(a) - Real Property

Schedule 3.6(c) - Fixed Assets Register

Schedule 3.6(f) - Landlord Property Leases

Schedule 3.7 - Tax Matters

Schedule 3.8(a) - Other Contracts

Schedule 3.8(c) - Exceptions to Assumed Contracts

Schedule 3.9 -- Litigation

Schedule 3.11 - Governmental Consents

Schedule 3.12 - Employees

Schedule 3.14 - Compliance

Schedule 3.15 - Environmental Permits

Schedule 3.16 - Permits, Authorities or Approvals

Schedule 3.17 - Affiliate Agreements and Payments

Schedule 3.18 - Intellectual Property

Schedule 3.19 - Insurance

Schedule 3.22 - Operations of Business

Schedule 3.23 - Required Consents

Schedule 5.1(a)(i) - Construction Debt

Schedule 5.5(a)(ii) - Construction Contracts

Exhibit A - Escrow Agreement

EXHIBIT A

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DC01:341893.10

DC01:341893.10

DC01:341893.10